UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2026

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Resignation and Release Agreement

On October 16, 2026, LQR House Inc. (the “Company”) entered into a Resignation and Release Agreement (the “Resignation Agreement”) with Sean Dollinger, pursuant to which Mr. Dollinger resigned from his position as Chief Executive Officer of the Company and from all other positions held by him as an officer, director, employee, manager, authorized signatory or representative of the Company and its subsidiaries and affiliates, effective October 16, 2026 (the “Resignation Date”). The Resignation Agreement also provides for the termination of Mr. Dollinger’s employment agreement, dated March 29, 2023, as amended, effective as of the Resignation Date.

Pursuant to the Resignation Agreement, in consideration of Mr. Dollinger’s resignation, release of claims and other obligations thereunder, the Company agreed to (i) pay Mr. Dollinger a one-time lump-sum cash payment of $500,000 within eight days following the Resignation Date and (ii) transfer all of the issued and outstanding capital stock of LQR House Acquisition Corp., a Nevada corporation and wholly owned subsidiary of the Company (“LQR Acquisition”), to an entity designated by Mr. Dollinger, subject to the terms and conditions of a separate stock purchase agreement. Such cash payment and equity transfer collectively constitute the settlement consideration payable to Mr. Dollinger under the Resignation Agreement.

The Resignation Agreement provides for mutual releases of claims between the Company and Mr. Dollinger, subject to certain exceptions and expressly preserved rights and obligations. The Company also agreed to provide certain indemnification and advancement rights to Mr. Dollinger in connection with specified matters arising from his service to the Company. The Company further agreed to maintain specified directors’ and officers’ liability insurance coverage for Mr. Dollinger for a period of at least six years following the Resignation Date, subject to the alternatives provided in the Resignation Agreement.

The Resignation Agreement also requires the Company to use commercially reasonable efforts to change its legal name to a name that does not include “LQR House” within 90 days following October 16, 2026.

The foregoing description of the Resignation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Resignation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Stock Purchase Agreement

On October 16, 2026, in connection with the Resignation Agreement, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Boston Crest PVT LTD, an Indian company owned and controlled by Kumar Abhishek, the Company’s outgoing Chief Financial Officer (the “Purchaser”), and Mr. Dollinger, pursuant to which the Company agreed to sell, transfer and assign to the Purchaser all of the issued and outstanding capital stock of LQR Acquisition (the “Equity Transfer Transaction”). LQR Acquisition’s primary operations relate to the cwspirits.com website.

The Equity Transfer Transaction constitutes a portion of the settlement consideration payable to Mr. Dollinger under the Resignation Agreement, and no separate cash purchase price is payable by the Purchaser under the Stock Purchase Agreement.

The closing of the Equity Transfer Transaction is subject to customary closing conditions, including the accuracy of the Company’s representations and warranties, compliance with applicable covenants, and receipt of required approvals, consents and authorizations. The Stock Purchase Agreement provides that the closing shall occur no later than 60 days following the Resignation Date, subject to the terms and provisions of the Stock Purchase Agreement.

Pursuant to the Stock Purchase Agreement, the Purchaser agreed to fulfill certain contracts entered into by the Company directly related to the operation of the website cwspirits.com, including contracts and ordinary-course expenses associated with marketing, sales, fulfillment and revenue generation through such website. The Purchaser also agreed to indemnify the Company and its affiliates against liabilities relating to such contracts, and Mr. Dollinger agreed to undertake certain obligations in connection with the Purchaser’s performance thereof.

The Stock Purchase Agreement contains customary representations, warranties, covenants, releases and indemnification provisions, including certain limitations on liability.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

Effective October 16, 2026, Mr. Sean Dollinger resigned as Chief Executive Officer of the Company and from all other positions held by him as an officer, director, employee, manager, authorized signatory or representative of the Company and its subsidiaries and affiliates.

In connection with his resignation, the Company and Mr. Dollinger entered into the Resignation Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Resignation of Chief Financial Officer

On October 16, 2026, Mr. Kumar Abhishek resigned from the position of Chief Financial Officer of the Company and from all other positions held by him as an officer, director, employee, manager, authorized signatory or representative of the Company and its subsidiaries and affiliates, effective immediately. Mr. Kumar’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Chief Executive Officer

On October 16, 2026, the Board of Directors (the “Board”) of the Company appointed Mr. Lihong “Leo” Chen as Chief Executive Officer of the Company, effective immediately.

Mr. Chen is an experienced finance and business executive with over 10 years of experience in corporate management, financial operations, capital markets, and strategic planning. From May 2022 to August 2026, Mr. Chen served as Chairman of Shenzhen Jincheng Confidentiality Technology Co., Ltd., where he oversaw the company's strategic development, financial management, capital investments, and business operations. From May 2016 to May 2022, Mr. Chen served as General Manager of the Financing Department at Beijing Energy International Holdings Co., Ltd., where he led the company's financing operations, treasury management, budgeting, and financial controls. During his tenure, he managed financing activities for 21 power station projects totaling over $1 billion and oversaw various debt financing transactions, including the issuance of medium-term notes, private placement bonds, and corporate bonds. Mr. Chen holds a Bachelor of Management degree in Financial Management from Guangdong University of Finance and Economics and a Master of Economics degree from the University of Sydney.

Mr. Chen brings to the Company extensive experience in financial management, corporate strategy, capital markets, and business development, including expertise in structuring financing transactions, managing financial operations, and overseeing corporate investments.

The selection of Mr. Chen to serve as Chief Executive Officer of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Chen and any director or executive officer of the Company, and there are no transactions between Mr. Chen and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As of the date of this filing, no employment agreement or compensatory arrangement has been entered into between the Company and Mr. Chen. The Company expects to enter into an employment agreement with Mr. Chen, the material terms of which will be disclosed when finalized.

Appointment of Chief Financial Officer

On October 16, 2026, the Board appointed Mr. Kit Yan “Mark” Lau as Chief Financial Officer of the Company, effective immediately.

Mr. Lau is an experienced finance and accounting executive with a background in financial management, corporate governance, accounting and regulatory compliance. Mr. Lau is a licensed accountant and has served in various financial leadership positions, including as Chief Financial Officer and Finance Manager of several companies, some of which are listed on the Hong Kong Stock Exchange. Mr. Lau is a member of the Chartered Institute for Securities & Investment and the Institute of Public Accountants (Australia). He is also a Certified ESG Planner and an Associate Member of The Hong Kong Chartered Governance Institute. Mr. Lau holds degrees in accounting from Hong Kong Baptist University and the University of South Australia.

Mr. Lau brings to the Company experience in financial reporting, accounting, corporate governance and financial management, including experience serving in financial leadership roles at publicly listed companies.

The selection of Mr. Lau to serve as Chief Financial Officer of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Lau and any director or executive officer of the Company, and there are no transactions between Mr. Lau and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As of the date of this filing, no employment agreement or compensatory arrangement has been entered into between the Company and Mr. Lau. The Company expects to enter into an employment agreement with Mr. Lau, the material terms of which will be disclosed when finalized.

Item 7.01 Regulation FD Disclosure.

On October 16, 2026, the Company issued a press release announcing the resignation of Mr. Dollinger as Chief Executive Officer of the Company and the appointment of Mr. Chen as the Company’s new Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
10.1*	Resignation and Release Agreement, dated October 16, 2026, by and between LQR House Inc. and Sean Dollinger
10.2	Stock Purchase Agreement, dated October 16, 2026, by and among LQR House Inc., Boston Crest PVT LTD and Sean Dollinger.
99.1	Press Release, dated October 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: October 16, 2026	By:	/s/ Lihong “Leo” Chen
	Name:	Lihong “Leo” Chen
	Title:	Chief Executive Officer

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